Exhibit 10.4

MSC.SOFTWARE CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) dated as of March 9, 2005 (the “Effective Date”) is entered into by and between MSC.SOFTWARE CORPORATION, a Delaware corporation (the “Corporation”), and John A. Mongelluzzo (the “Grantee”).

W I T N E S S E T H

WHEREAS, pursuant to this Agreement, the Corporation has granted to the Grantee as of the Effective Date a stock option (the “Option”) to purchase up to One Hundred Fifty Thousand (150,000) shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), subject to and upon the terms and conditions set forth in this Agreement; and

WHEREAS, such Option has been granted by the Corporation to the Grantee in addition to, and not in lieu of, any form of compensation otherwise payable or to be paid to the Grantee;

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

1.                                       Grant of Option.  This Agreement evidences the Corporation’s grant to the Grantee of the right and option to purchase, on the terms and conditions set forth in this Agreement, up to One Hundred Fifty Thousand (150,000) shares of Common Stock at an exercise price per share of $11.56 (the “Exercise Price”), which Option shall be exercisable from time to time, subject to the provisions of this Agreement, prior to the close of business on the day before the tenth anniversary of the Effective Date (the “Expiration Date”).  The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.  The grant of the Option is in full satisfaction of the Corporation’s obligation to grant stock options covering 150,000 shares of Common Stock to the Grantee pursuant to that certain letter agreement, dated on or about February 28, 2005, providing for the terms and conditions of the Grantee’s employment by the Corporation.

2.                                       Vesting; Exercisability of Option.  Subject to earlier vesting as provided in Section 6 below, the Option shall become vested with respect to 25% of the shares subject to the Option on each of the first, second, third and fourth anniversaries of the Effective Date.

The Option may be exercised only to the extent the Option is vested and exercisable.  In no event may any portion of the Option be exercised at any time after the Expiration Date or an earlier termination of the Option pursuant to Section 6 below.

To the extent the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue until the Option terminates or expires.  The Option shall only be exercisable in respect of whole shares, and fractional share interests shall be disregarded.  The Option may only be exercised as to at least 100 shares, unless the number purchased is the total number at the time available for purchase under the Option.

3.                                       Exercise of Option.

(a)                                  Method of Exercise.  The Grantee shall exercise the Option by the delivery to the Secretary of the Corporation of a written notice stating the number of shares to be purchased pursuant to the Option.  Payment for the full Exercise Price of the shares to be purchased shall be made in one or a combination of the following methods:

•                  in cash or by electronic funds transfer;

•                  by certified cashier’s check payable to the order of the Corporation; or

•                  in shares of Common Stock already owned by the Grantee; provided, however, that any shares delivered which were initially acquired from the Corporation (upon exercise of a stock option or otherwise) (i) must have been owned by the Grantee for at least six months before the date of exercise, and (ii) shall be valued at their fair market value on the date of exercise.

In addition, the Grantee (or the Grantee’s Beneficiary or Personal Representative) shall satisfy of the tax withholding provisions of Section 4 below and shall furnish any written statements required pursuant to Section 10 below.  For purposes of this Agreement, “Beneficiary” means the person, persons, trust, or trusts designated by the Grantee or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in this Agreement if the Grantee dies, and means the Grantee’s executor or administrator if no other Beneficiary is designated and able to act under the circumstances.  For purposes of this Agreement, “Personal Representative” means the person or persons who, upon the disability or incompetence of the Grantee, has acquired on behalf of the Grantee, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Agreement by virtue of having become the legal representative of the Grantee.

4.                                       Responsibility for Taxes.  Regardless of any action the Corporation takes with respect to any or all income tax, social security and Medicare, payroll tax or other tax-related withholding (“Tax-Related Items”), the Grantee hereby acknowledges and agrees that the ultimate liability for all Tax-Related Items is and remains his responsibility and that the Corporation (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting or exercise of the Option and the subsequent sale of shares; and (ii) does not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Grantee’s liability for Tax-Related Items.

Prior to exercise of the Option, the Grantee shall pay or make adequate arrangements satisfactory to the Corporation to satisfy all withholding and payment on account obligations of the Corporation.  In this regard, the Grantee authorizes the Corporation to withhold all applicable Tax-Related Items legally payable by the Grantee from his or her wages or other cash compensation paid to the Grantee by the Corporation or from proceeds of the sale of the shares.  Finally, the Grantee shall pay to the Corporation any amount of Tax-Related Items that the Corporation may be required to withhold as a result of the Grantee’s purchase of shares that cannot be satisfied by the means previously described.  The Corporation may refuse to honor the exercise and refuse to deliver shares if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

5.                                       Effect of Termination of Employment.   If the Grantee ceases to be employed by the Corporation, the following rules shall apply (the last day that the Grantee is employed by the Corporation is referred to as the Grantee’s “Severance Date”):

(a)                                  other than as expressly provided below in this Section 5, (i) the Grantee will have until the date that is 3 months after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (ii) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 3-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period;

(b)                                 if the termination of the Grantee’s employment or services is the result of the Grantee’s retirement, death or Total Disability (as defined below), (a) the Grantee (or his Beneficiary or Personal Representative, as the case may be) will have until the date that is 12 months after the Grantee’s Severance Date to exercise the Option, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 12-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period;

(c)                                  if the Grantee’s employment is terminated by the Corporation for cause (as determined in the discretion of the Corporation), the Option (whether vested or not) shall terminate on the Severance Date.

In all cases, however, the Option is subject to earlier termination on the Expiration Date or pursuant to Section 6.  For purposes of this Agreement, “Total Disability” means a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, affliction or conditions as the Corporation may include.

6.                                       Adjustment; Termination of Option Under Certain Events.

(a)                                  Adjustments.  Upon or in contemplation of any extraordinary dividend or other extraordinary distribution that occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, repurchase, or exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all of the assets of the Corporation as an entirety, the Corporation will, in such manner and to such extent (if any) as it deems appropriate and equitable:

•                  proportionately adjust any of all of (i) the number and type of shares of Common Stock or the number and type of other securities that thereafter may be made the subject of the Option, (ii) the Exercise Price of the Option, and (iii) the securities, cash or other property deliverable upon exercise or vesting of the Option; or

•                  make provision for a settlement by a cash payment or for the substitution or exchange of the Option for cash, securities or other property deliverable to the Grantee based upon the distribution or consideration payable to the holders of the Common Stock upon or in respect of such event.

The Corporation may adopt such valuation methodologies for the Option as it deems reasonable in the event of a cash, securities or other property settlement.  Without limitation on other methodologies, the Corporation may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the Exercise Price to the extent of the then vested and exercisable shares subject to the Option.

In any of such events, the Corporation may take such action prior to such event to the extent that the Corporation deems the action necessary to permit the Grantee to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to shareholders generally.

(b)                                 Acceleration of Option Upon Change in Control.  The Corporation may accelerate the vesting of the Option in connection with a Change in Control Event or such other circumstances as the Corporation may determine.  For purposes of this Agreement, a “Change in Control Event” means (1) approval by the stockholders of the Corporation of the dissolution or liquidation of the Corporation; (2) approval by the stockholders of the Corporation of an agreement to merger or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries (as defined below) or other affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned directly or indirectly, by stockholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation’s securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization, but including in such determination any securities of the other parties to such reorganization held by affiliates of the Corporation); (3) approval by the stockholders of the Corporation of the sale of substantially all of the Corporation’s business and/or assets to a person or entity that is not a Subsidiary; (4) any “person” (as such term is used in Sections 123(d) and 14(d) of the Exchange Act (as defined below) but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 30% of the combined voting power of the Corporation’s then outstanding securities entitled to then vote generally in the election of the directors of the Corporation; or (5) during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (the “Board”) cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).  For purposes of this Agreement, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Corporation, and “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(c)                                  Possible Early Termination of Option.  To the extent the Option is vested (after giving effect to any acceleration pursuant to Section 6(b)) and not exercised in connection with or prior to (1) a dissolution of the Corporation, (2) an event described in Section 6(a) that the Corporation does not survive, or (3) the consummation of a Change in Control Event approved by the Board, the Option shall terminate, subject to any provision that has been made by the Corporation through a plan or reorganization or otherwise for the substitution, assumption, exchange or other settlement of the Option.

7.                                       Non-Transferability of Option.

(a)           The Option and any other rights of the Grantee under this Agreement are nontransferable and exercisable only by the Grantee, except that such transfer and exercise restrictions shall not apply to:

•                  transfers to the Corporation;

•                  the designation of a beneficiary to receive benefits if the Grantee dies or, if the Grantee has died, transfers to or exercises by the Grantee’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

•                  if the Grantee has suffered a disability, permitted transfers or exercises on behalf of the Grantee by the Grantee’s duly authorized legal representative.

8.                                       Representations and Warranties.  In the event, and only in the event, that the Grantee exercises any portion of the Option at a time when the Corporation does not have an effective Form S-8 Registration Statement (including a reoffer prospectus prepared in accordance with the SEC’s General Instructions to Form S-8) on file with the Securities and Exchange Commission with respect to the offer and sale of the shares of Common Stock covered by the Option, the Grantee, at the time he acquires such shares, shall represent and warrant to the Corporation that:

(a)                                  the shares of Common Stock that are being acquired by the Grantee pursuant to this Agreement will be acquired for the Grantee’s own account and not with a view to, or in connection with, a distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and the shares of Common Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(b)                                 the Grantee is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act and is sophisticated in financial matters;

(c)                                  the Grantee is able to bear the economic risk of his investment in the shares for an indefinite period of time because the shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

(d)                                 the Grantee has had the opportunity to ask questions of, and receive answers from, the Corporation and its management concerning the terms and conditions of the offering of the Common Stock and to obtain information regarding the Corporation’s condition (financial and otherwise) and operations; and

(e)                                  this Agreement and each of the other agreements contemplated hereby to which such Grantee is a party constitute legal, valid and binding obligations of the Grantee, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies, and the execution, delivery and performance of this Agreement and such other agreements by such Grantee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Grantee is a party or any judgment or decree to which the Grantee is subject.

9.                                       Legends.  In the event, and only in the event, that the Grantee exercises any portion of the Option at a time when the Corporation does not have an effective Form S-8 Registration Statement (including a reoffer prospectus prepared in accordance with the SEC’s General Instructions to Form S-8) on file with the Securities and Exchange Commission with respect to the offer and sale of shares of Common Stock covered by the Option, the certificates, if any, representing the shares of Common Stock so purchased by the Grantee will bear a legend in substantially the following form:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER’S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.”

10.                                 Compliance with Laws.  The grant of the Option and the offer, issuance and delivery of shares of Common Stock in respect of the Option are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel to the Corporation, be necessary or advisable in connection therewith.  Any securities delivered under the Option will be subject to such restrictions and to any restrictions the Corporation may require to preserve a pooling of interests under generally accepted accounting principles, and the person acquiring such securities will, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

11.                                 Data Privacy Consent.  The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his personal data as described in this Agreement by and among, as applicable, the Corporation, its Subsidiaries and Salomon Smith Barney for the exclusive purpose of implementing, administering and managing the Option.

The Grantee understands that the Corporation may hold certain personal information about the Grantee, including, but not limited to, his name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Corporation, details of all Options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Option (“Data”).  The Grantee further understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Option.  The Grantee understands that he may request a list with the names and addresses of any potential recipients of the Data by contacting his local human resources representative.  The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Option, including any requisite transfer of such Data as may be required to Salomon Smith Barney or another broker, escrow agent or other third party with whom the shares acquired upon exercise of the Option may be deposited.  The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Option.  The Grantee understands that he may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  The Grantee understands that refusal or withdrawal of consent may affect the Option.  For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he may contact his local human resources representative.

12.                                 Acknowledgment.  In accepting the grant, the Grantee acknowledges that: (i) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options even if Options have been granted repeatedly in the past; (ii) all decisions with respect to future grants, if any, will be at the sole discretion of the Corporation; (iii) nothing in this Agreement or the Option shall create a right to further employment with the Corporation or shall interfere with the ability of the Corporation to terminate the Grantee’s employment relationship at any time with or without cause; (iv) the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Corporation which is outside the scope of the Grantee’s employment contract (except as expressly provided herein); (v) the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (vi) in the event that the Grantee is not an employee of the Corporation, the Option grant will not be interpreted to form an employment contract or relationship with the Corporation; and furthermore, the Option grant will not be interpreted to form an employment contract with any Subsidiary of the Corporation; (vii) the future value of the underlying shares is unknown and cannot be predicted with certainty; (viii) if the underlying shares do not increase in value, the Option will have no value; (ix) if the Grantee exercises the Option and obtains shares, the value of those shares acquired upon exercise may increase or decrease in value, even below the Grant Price; and (x) no claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Option or shares purchased through exercise of the Option and the Grantee irrevocably releases the Corporation from any such claim that may arise.

13.                                 Number and Gender.  Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

14.                                 Section Headings.  The section headings of, and titles of paragraphs and subparagraphs contained in, this Agreement are for the purpose of convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.

15.                                 Governing Law.  This Agreement, and all questions relating to its validity, interpretation, performance and enforcement, as well as the legal relations hereby created between the parties hereto, shall be governed by and construed under, and interpreted and enforced in accordance with, the laws of the State of California, notwithstanding any California or other conflict of law provision to the contrary.

16.                                 Severability.  If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

17.                                 Entire Agreement.  This Agreement embodies the entire agreement of the parties hereto respecting the matters within its scope.  This Agreement supersedes all prior and contemporaneous agreements of the parties hereto that directly or indirectly bears upon the subject matter hereof.  Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof shall be deemed to have been merged into this Agreement, and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect.  There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth herein.  This Agreement is an integrated Agreement as to the subject matter hereof.

18.                                 Modifications.  This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto.

19.                                 Waiver.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

20.                                 Resolution of Disputes.  Any controversy arising out of or relating to this Agreement, the enforcement or interpretation of this Agreement, or because of an alleged breach, default, or misrepresentation in connection with any of the provisions of this Agreement, including (without limitation) any state or federal statutory claims, shall be submitted to final and binding arbitration, to be held in Orange County, California before a sole neutral arbitrator; provided, however, that provisional injunctive relief may, but need not, be sought in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator.   The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures.  Judgment on the award may be entered in any court having jurisdiction.

The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with any of the matters referenced in the first sentence of the first paragraph of this Section 20.

The parties agree that Corporation shall be responsible for payment of the forum costs of any arbitration hereunder, including the Arbitrator’s fee.  The parties further agree that in any proceeding with respect to such matters, each party shall bear its own attorney’s fees and costs (other than forum costs associated with the arbitration which in any event shall be paid by the Corporation).

21.                                 Notices.

(a)                                  All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made if (i) delivered by hand, (ii) otherwise delivered against receipt therefor, or (iii) sent by registered or certified mail, postage prepaid, return receipt requested.  Any notice shall be duly addressed to the parties as follows:

(i)	if to the Corporation:

MSC.Software Corporation
2 MacArthur Place
Santa Ana, California 92707
Attn: Board of Directors

with a copy to:

Jeffrey W. Walbridge, Esq.
O’Melveny & Myers LLP
610 Newport Center Drive, Suite 1700
Newport Beach, California 92660

(ii)	if to the Grantee:

John A. Mongelluzzo
MSC.Software Corporation
2 MacArthur Place
Santa Ana, California 92707

(b)                                 Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 21 for the giving of notice.  Any communication shall be effective when delivered by hand, when otherwise delivered against receipt therefor, or five (5) business days after being mailed in accordance with the foregoing.

22.                                 Legal Counsel; Mutual Drafting.  Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice.  Each party has cooperated in the drafting, negotiation and preparation of this Agreement.  Hence, in any construction to be made of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such language.  Grantee agrees and acknowledges that he has read and understands this Agreement completes, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Agreement and has had ample opportunity to do so.

23.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.  Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Grantee as of the Effective Date.

MSC.SOFTWARE CORPORATION,
a Delaware corporation

By:	/s/ JOHN LASKEY
Name: John Laskey
Title: Senior Vice President, Chief Financial Officer

GRANTEE

/s/ JOHN A. MONGELLUZZO
John A. Mongelluzzo